UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 7, 2006
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Management Employment Agreement Amendment
     On August 9, 2006, Alon USA GP, LLC (an indirect subsidiary of Alon USA Energy, Inc., a Delaware corporation (the “Company”)), entered into an Amended and Restated Management Employment Agreement (the “Employment Agreement”) with Harlin R. Dean, Vice President, General Counsel and Secretary of the Company. The Employment Agreement provides for Mr. Dean to serve as Vice President, General Counsel and Secretary of the Company through April 30, 2010 and automatically renews for one-year terms unless terminated by either party. Pursuant to the Employment Agreement, Mr. Dean will receive a base salary of $300,000 per year and is eligible for annual merit increases. Under the Employment Agreement, Mr. Dean is entitled to participate in the Company’s annual cash bonus plans, pension plan and benefits restoration plan and is eligible to receive performance bonuses upon consummation by the Company of certain transactions led by Mr. Dean. Mr. Dean is also entitled to additional benefits, including disability, hospitalization, medical and retiree health benefits and life insurance. Mr. Dean is subject to a covenant not to compete during the term of his employment and for nine months after the date of his termination. The Employment Agreement also prohibits Mr. Dean from disclosing our proprietary information received through his employment. A copy of the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 7, 2006, Mr. Pinchas Cohen tendered his resignation from the Board of Directors (the “Board”) of the Company, effective immediately following the meeting of the Board on August 7, 2006.
     The Board elected Mr. Erez Meltzer as a director of the Company to fill the vacancy on the Board resulting from Mr. Cohen’s resignation effective upon Mr. Cohen’s resignation. There are no arrangements or understandings between Mr. Meltzer and any other person pursuant to which he was elected as a director.
     Mr. Meltzer is the Chief Executive Officer of Africa Israel Investments Ltd., a publicly held Israeli limited liability company that is listed on the Tel Aviv Stock Exchange. Africa Israel Investments Ltd. owns all of the outstanding equity of Africa Israel Trade & Agencies Ltd., which holds approximately 26% of the outstanding equity of the Company’s controlling stockholder, Alon Israel Oil Company (“Alon Israel”).
     A description of the Company’s relationships and transactions with Alon Israel Investments Ltd., Africa Israel Trade & Agencies Ltd. and Alon Israel was attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 18, 2005 (SEC File No. 001-32567) and is incorporated by reference into this Item 5.02.

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Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description

10.1	Amended and Restated Management Employment Agreement, dated as of August 9, 2006, between Harlin R. Dean and Alon USA GP, LLC.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Vice President, General Counsel and Secretary

Date: August 10, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amended and Restated Management Employment Agreement, dated as of August 9, 2006, between Harlin R. Dean and Alon USA GP, LLC.